                                                                    EXHIBIT 23.2


                             Accountants' Consent
                             --------------------

The Board of Directors
Vistana, Inc. and Combined Affiliates:


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Vistana, Inc. of our report dated January 24, 1997, relating to the combined balance sheets of Vistana, Inc. and combined affiliates as of December 31, 1996 and 1995 and the related combined statements of income, equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in Vistana, Inc.'s prospectus dated November 26, 1997 (File No. 333-38187).


/s/ KPMG PEAT MARWICK LLP



Orlando, Florida
December 18, 1997